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                                                                    EXHIBIT 10.9
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                          United States Postal Service
                          ----------------------------

                             Solicitation HQ-2001-12

                              Shared Network - SNET


                                Solicitation for
                              Air Terminal Handling
                              Request for Proposal


                                  Contract Term

                        August 27, 2001 - August 27, 2006

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================================================================================
                    United States Postal Service Solicitation
                       for Air Terminal Handling Services
================================================================================

Solicitation No.  HQ 2001-12, Request for Proposals issued on April 23, 2001

ISSUED BY:

Contracting Officer:                     Administrative Officials:
Marilyn R. Davis                         Manager, Shared Networks Implementation
National Mail Transportation Purchasing  US Postal Service
475 L'Enfant Plaza SW, Room 4900         475 L'Enfant Plaza SW, Room 1P635
Washington, DC 20260-6210                Washington, DC 20260-7132

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The United States Postal Service hereby solicits proposals for air terminal handling services at various airstops across the United States. The terminal handling supplier must provide primarily build and break services. Arrival, departure, tender, and delivery schedules for each airstop are defined in the Attachments.

The U.S. Postal Service anticipates multiple awards from this solicitation. The contract(s) awarded under this solicitation will be for a term beginning on or about August 27, 2001 and ending August 27, 2006 or subsequent date as determined by the contracting officer.
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Package #         Contract #                      Sites
1 - Pacific       HQ-2001-12PA      LAX, ONT, SAN, OAK, SMF & HNL
2 - Southeast     HQ-2001-12SE      ATL, BHM, BNA, MEM, FLL, MCO, TYS & SJU
3 - Southwest     HQ-2001-12SW      MSY, SHV, OKC, TUL, DFW, LBB, IAH, SAT,
                                    AUS & ELP
4 - Western       HQ-2001-12WE      BIL, BOI, DEN, SLC, PHX, ABQ, LAS, RNO, PDX,
                                    SEA, GEG & ANC
5 - Allegheny     HQ-2001-12AL      PIT, PHL, LCK, CLE, CVG & DAY
6 - Mid-Atlantic  HQ-2001-12MA      BWI, IAD, RIC, ORF, GSO, CRW, RDU, CLT, &
                                    SDF
7 - Great Lakes   HQ-2001-12GL      ORD, IND, DTW, GRR, DSM, MKE, GFK, FSD, STL,
                                    MCI, ICT & OMA

Offerors may submit proposals on any or all packages. Each package constitutes a separate proposal. Offerors must show ability to provide services at each airstop in the package.

Copies of this solicitation are available on website www.eps.gov or at the following location:
                  National Mail Transportation Purchasing
                  475 L'Enfant Plaza SW
                  Room 4900
                  Washington DC 20260-6210

or may be obtained by writing to the Contracting Officer identified above. Proposals must be received no later than 4:00 p.m., May 23, 2001, in person or by mail, addressed as follows:

                  Proposal Custodian-HQ 2001-12
                  National Mail Transportation Purchasing
                  475 L'Enfant Plaza SW, Room 4900
                  Washington DC 20260-6210
The Postal Service intends to award multiple contract(s) under this solicitation on or about June 25, 2001, however, the Postal Service reserves the right to assign all or part of this work to USPS employees, thus there exists the possibility that contracts may not be awarded for all locations.

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A preproposal conference will be held at William Bolger Academy, 9600 Newbridge
Drive, Potomac MD on May 8, 2001 from 9:00 AM to 4:00 PM. Any offeror who wants to attend must pre-register by sending e-mail to mdavis3@email.usps.gov no later than May 2, 2001. Pre-registration must include the name of the company and names of all attendees. Any questions should be submitted in writing five (5) days prior to the preproposal conference. Overnight accommodations are available at the Academy by calling (301) 983-7006 or toll-free (888) 227-3664. Please refer to Block Code 0105APR

                                       3

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PART 1.  SCHEDULE.............................................................1

   Section A.  Items and Prices...............................................1
      A.1   Items and Pricing.................................................1
   Section B.  Statement of Work..............................................2
      B.1   Overview..........................................................2
      B.2   Background........................................................2
      B.3   Supplier Qualifications...........................................2
      B.4   Scope.............................................................2
      B.5   Term and Frequency of Contract....................................3
      B.6   Subcontracting....................................................3
      B.7   Terminal Handling.................................................3
      B.8   Operational Requirements..........................................4
      B.9   Contingency Plans................................................12
      B.10  Security.........................................................12
      B.11  Personnel Screening..............................................14
      B.12  Information Exchange.............................................16
      B.13  Safety Reviews...................................................16
      B.14  Administration...................................................16
   Section C.  Delivery or Performance.......................................18
      C.1   On-Time Performance..............................................18
      C.2   Performance Standards............................................18
      C.3   Irregularities...................................................19
      C.4   Incentives.......................................................21
   Section D.  Packaging and Marking.........................................22
   Section E.  Inspection and Acceptance.....................................22
      E.1   Deliverables.....................................................22
   Section F.  Payment.......................................................23
      F.1   Rate.............................................................23
      F.2   Payment - Fixed Price  (Clause 2-26)  (January 1997)
            (Tailored).......................................................23
      F.3   Interest  (Clause B-22)  (January 1997)..........................23
      F.4   Payment Due Date.................................................23
      F.5   Direct Deposit...................................................24
      F.6   Disallowance of Costs (Clause B-17) (January 1997)...............24
      F.7   Economic Price Adjustment........................................24
   Section G.  Special Clauses...............................................25
      G.1   Definitions  (Clause B-1)  (January 1997)  (Tailored)............25
      G.2   Damages..........................................................28
      G.3   Changes  (Clause B-2) (January 1997)  (Tailored).................28
      G.4   Federal, State and Local Taxes  (Clause 7-6)
            (January 1997)  (Tailored).......................................29
      G.5   Suspension of Contract...........................................30
      G.6   Option for Extra Service.........................................30
      G.7   Responsibility for Postal Property...............................30
      G.8   Indemnification and Insurance....................................30
      G.9   FAA and Local Airport Authority Requirements.....................31
      G.10  Other Contracts..................................................31
      G.11  Responsibility for Postal Containers.............................31

PART 2.  CLAUSES AND ATTACHMENTS.............................................32

   Section H.  General Clauses...............................................32
   Section I.  List of Attachments...........................................33

PART 3.  SOLICITATION PROVISIONS.............................................34

   Section J.  Instructions to Offerors......................................34
      J.1   Type of Contract  (Provision 2-6)  (January 1997)
            (Tailored).......................................................34
      J.2   General Proposal and Evaluation Information......................34
      J.3   Proposal Instructions............................................34

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      J.4   Information That Must be Provided................................35
      J.5   Preaward Survey..................................................37
   Section K.  Solicitation Notices and Provisions...........................38
      K.1   Preparation of Proposals (Provision A-1) (January 1997)..........38
      K.2   Submission of Proposals  (Provision A-2)  (January 1997).........38
      K.3   Modification or Withdrawal of Proposals  (Provision A-3)
            (January 1997)...................................................38
      K.4   Late Submissions and Modifications of Proposals
            (Provision A-4)  (January 1997)..................................39
      K.5   Acknowledgment of Solicitation Amendments  (Provision A-5)
            (January 1997)...................................................39
      K.6   Explanation to Prospective Offerors  (Provision A-6)
            (January 1997)...................................................39
      K.7   Restriction on Disclosure and Use of Data  (Provision A-7)
            (January 1997) (Tailored)........................................39
      K.8   Contract Award  (Provision A-8)  (January 1997)  (Tailored)......40
      K.9   Award Without Discussions  (Provision A-9)  (January 1997).......40
      K.10  Postal-Furnished Property or Services  (Provision A-12)
            (January 1997) (Tailored)........................................40
      K.11  Labor Information (Provision A-13) (January 1997)................40
      K.12  Failure to Submit Proposal (Provision A-14) (January 1997).......40
      K.13  Protests  (Provision A-15)  (January 1997).......................41
      K.14  Notice of Small, Minority, and Woman-owned Business
            Subcontracting Requirements (February 1999) (Provision 3-1)......41
      K.15  PreAward Equal Opportunity Compliance Review
            (Provision 9-4)  (January 1997)..................................41
      K.16  Financial Considerations.........................................41
      K.17  Use of Other Sources of Information..............................41
   Section L.  Representations and Certifications............................42
      L.1   Type of Business Organization  (Provision A-20)
            (January 1997)...................................................42
      L.2   Parent Company And Taxpayer Identification Number
            (Provision A-21) (January 1997)..................................42
      L.3   Authorized Negotiators  (Provision A-22)  (January 1997)
            (Tailored).......................................................43
      L.4   Place of Performance  (Provision A-23)  (January 1997)...........43
      L.5   Certificate of Independent Price Determination
            (Provision 1-1)  (January 1997)..................................43
      L.6   Certificate of Non-segregated Facilities  (Provision 9-2)
            (January 1997)...................................................44
      L.8   Equal Opportunity Affirmative Action Program  (Provision 9-3)
            (January 1997)...................................................44
   Section M.  Evaluation and Award Factors..................................45
      M.1   Evaluation of Proposals..........................................45

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                                Part 1. Schedule

Section A.  Items and Prices

A.1  Items and Pricing

The purpose of this solicitation is to procure operation and management for air terminal handling services at various airstops across the United States.

The method to be used in evaluating proposals is stated in section M, Evaluation and Award Factors.

The contract awarded under this solicitation will be of the fixed price type as defined in Section 2.4.6 of the USPS Purchasing Manual.

Offerors' price proposals shall be submitted by per annum rate. Pricing detail must reflect the total cost and price as described in Contract Pricing Instructions. Figures JT-1 through JT-8, as applicable must be provided to the lowest sub-CLIN level.

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Section B   Statement of Work

B.1  Overview

     a. This solicitation is intended to procure ground-handling services requirements at the Airstops listed in Attachment A (Delivery Location). The terminal-handling supplier (THS) must provide operations and management at the locations also listed in Attachment A (Delivery Location).

     b. The United States Postal Service is seeking to make an award that achieves the best overall value.

     c. The THS will be responsible for providing ground handling services, facility, mail drayage, loading and unloading mail or freight, building and breaking air containers, simple sortation and maintenance of ground handling equipment from and to the aircraft as specified throughout this Statement of Work.

B.2  Background
     a. The basic purpose of this Statement of Work (SOW) is to specifically detail the duties and responsibilities of the third party ground handler and the United States Postal Service (USPS) and the contracted aviation supplier.
     b. It is imperative that the THS accomplish the task set forth in order to assure success for both USPS and the aviation supplier.
     c. The THS will provide the ground handling and drayage services that will be the conduit between the aviation supplier and USPS and that guarantees on time performance.
     d. USPS has established a system wide daily average minimum goal of 7.24 pounds per cubic foot in each air container that is built.
     e. Additionally, USPS has established that the THS will build and break the air containers within the times listed in Attachment B (Ground Handler Specifications), one hundred percent on time, all of the time.

B.3  Supplier Qualifications

The successful offeror must demonstrate his ability to meet the service requirements as specified in this contract.

B.4  Scope

     a. The Terminal Handling Supplier (THS) must provide ground handling and mail transfer services to support U.S. Postal Service and the aviation supplier transportation network.

     b. The THS contractor may be required to provide, in accordance with Attachment B (Ground Handler Specifications), a secure facility for the building and breaking of air containers, sorting and transfer of mail between the Postal Service, the THS, contracted aviation supplier.

     c. At all times, while mail is in the THS's possession, the THS will ensure the protection of the mail from depredation and weather damage.

     d. The THS will be responsible to provide ground-handling services, mail drayage, building/breaking of air containers, and ground handling equipment, maintenance and repair of all equipment supplied by the THS.

     e. The THS will be responsible for data entry and reports as required by this document and the contracting officer.

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B.5  Term and Frequency of Contract

     a.  Term

         The term of the contract shall be for a five (5) year term beginning on August 27, 2001 and ending at the close of business August 26, 2006. This agreement will also contain three - 1 year options.

     b.  Frequency

         1. Service will be daily except Mondays, New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving, Christmas Day, Christmas Eve, and New Year's Eve.

             SPECIAL NOTE. Refer to the Definitions Section and Attachment B (Ground Handler Specifications) for the specific requirement.

         2.  Annual operation will total 305.64 days per year.

B.6  Subcontracting

     a. It is preferred that the THS not subcontract any portion of the work that is the core function as specified in this document. Core function is defined as a directly related task relative to the movement of mail as outlined in this document.

     b. The contracting officer must authorize any core-function subcontracting activity, either at inception or at any time through the term of this agreement, in writing.

     c. Non-core support functions such as fueling of ground equipment will not require prior approval from the contracting officer.

B.7  Terminal Handling

     a.  Requirement

         1. THS will be required to be available to unload surface vehicles and load and unload mail containers as stated in Attachment C (Surface Arrival/ Departure Schedule).

         2. The THS must be prepared to perform drayage of mail to and from the points of tender and delivery on roller bed equipment and/or dollies.

         3. The THS must be prepared to sort mail as outlined in the attachments.

     b.  Build-up.

         1. The THS is required to receive mail in GPMC containers, or any other type of USPS Mail Transport Equipment (MTE) containers as specified by the Postal Manager (or designee).

         2. The THS may be required to perform a simplified sort (as specified in the Attachments) when loading air containers.

         3. The THS will take mail from USPS MTE containers and place it into air containers in accordance with the container matrix.

     c.  Break down.

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         1.  At the THS facility the THS will remove the mail from the containers and load it into USPS MTE as stated in Attachment D (Delivery Locations & Container Allocations - Originating), and/or onto induction belts at AMC or USPS designated site.

         2. The THS may be required to perform a simplified sort (as specified in the Attachments) when unloading air containers.

     d.  Pre-award Inspection.

         1. The USPS may conduct a pre-award inspection of all ground handling equipment.

         2. The offeror may be required to perform an on-site test to demonstrate its ability to perform the work as specified while meeting all operational requirements. The time, location, etc of the test will be directed by the contracting officer. Any costs incurred relative to this testing will be borne by the offeror.

B.8  Operational Requirements

     a.  Network City Matrix and Schedules- Aviation

         1. The aviation supplier will provide all air transportation and aviation support services.

         2. The THS must adhere to the schedule times listed in Attachment B (Ground Handler Specifications) and Attachment C (Surface Arrival/ Departure Schedule) for arrival, departure, tender, and delivery. The Delivery Time is the Postal Service's requirement for on-time delivery performance.

     SPECIAL NOTE: The schedules in Attachment A (Delivery Location) are "day" specific. The offeror must plan its operation to ensure full compliance with the schedules for each day of the week as they are listed.

         3. The THS will be responsible for timely receiving and dispatching of all surface transportation at the THS facility.

         4. The THS will be responsible for the load and unloading of all surface transportation.

         5. The THS will also be required to assist in clerical dispatch and receiving duties of surface vehicles.

         6. Regardless of the posted schedules the THS will be expected to handle mail that may arrive or leave late due to irregular air or surface operations.

         7. The scheduled hours of operation are outlined in Attachment B (Ground Handler Specifications).

         8. While the total work scope remains unchanged, the THS can expect the Aviation Schedules to change up to six (6) times a year and must be flexible enough to accommodate these changes. Subsequently, these revisions may necessitate a change in the surface vehicle schedules and the tender and delivery times outlined in this document. The THS will be required to adjust to these revisions.

     b.  Network City Matrix - Surface

         1. The Postal Service will provide surface transportation between the THS facility and Postal origins and destinations .

         2. See Attachment C (Surface Arrival/ Departure Schedule) for surface schedule.

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     c.  Peak Season Matrix -

         1. During the peak holiday season additional transportation (air and surface) may be used.

         2.  The THS must provide for variances in peak season volumes.

         3. The THS should provide, as an option, a container rate for the handling of the additional volume (in excess of volumes stated in the attachments) during peak season.

         SPECIAL NOTE: The THS may also be required to provide additional peak season service which would include the handling (loading/unloading and mail handling) of other dedicated aircraft in support of peak season networks. In the event that this becomes necessary, the THS will be notified sixty (60) days prior to implementation. The supplier and contracting officer must mutually agree on the optional peak season pricing.

     d.  Volume

         1. The THS must be capable of transferring container and loose sack/parcel volumes up to the capacity of the dedicated aircraft from the aviation schedule. The daily air cargo container volumes are shown in Attachments D & E.

         2. The Postal Service may tender loose load mail to the supplier in postal equipment for loading into containers. Loose load mail may consist of (i) parcels, (ii) mail sacks, and (iii) such other mail. The THS may be required to sort loose load mail into designated containers as directed.

         3. The average daily volumes the THS can anticipate handling are outlined in Attachment A (Delivery Location).

     e.  Facility

         The THS may be required to provide a facility for the purpose of building and breaking of air and surface containers; sorting and transfer of mail between the Postal Service, the THS, and aviation supplier. Refer to Attachment G, Facility Specifications. The site should contain:

         1. An adequate size to accommodate the secure, accurate and expeditious handling of the mail for the breaking/building of air containers, sorting of mail, and for the transfer of mail in Postal rolling stock to the USPS.

         2. Working space sufficient to allow for the number of separations specified in this solicitation, adequate space for the staging and or storage of empty equipment (Postal and Airline), and space for the staging of inbound and outbound Postal rolling stock awaiting dispatch.

         3. A location on airport grounds or within a reasonable distance and travel time to ensure an expeditious transfer of mail between both the aviation supplier facility, the USPS Air Mail Center and surface dispatch vehicles.

         4. If the THS facility is located off airport, it will be the THS's responsibility to transport the mail to and from their facility, the aviation supplier facility and at the USPS facility.

         5. Once established, the THS may not change the location of the facility except for reasons caused by an Act of God or Postal convenience. Under no circumstances can a change in location be effected without the written consent from the contracting officer.

         6. The facility must contain sufficient space to perform the functions as outlined in this document and accommodate the loading and unloading of surface vehicles up to 53 feet long and between 48 to 52 inches in height from the ground to trailer bed.

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         7.  The facility must provide access for all container sizes and types outlined in this document as well as contain proper roller deck equipment to ensure containers can be handled efficiently and safely. Air cargo containers types may include LD3s, AAY's, and AMJs and other type of air containers. The THS must ensure that the facility and equipment is compatible with all types. Refer to specifications outlined in Definitions.

         8. The site must be large enough to accommodate the storage and staging of air cargo containers and MTE.

         9. The site must provide for vehicle parking for Postal support employee(s).

         10. If no facility is required, the THS is still responsible for the sorting, transferring and protection of the mail as outlined in this document. Offerors are encouraged to explain how this requirement will be met and maintained in their proposals.

         SPECIAL NOTE: Fork lifts may not be utilized without slave pallets in the movement or positioning of any of the aviation supplier's air containers.

     f.  Ramp Operations

         1. Express Mail must be separated and delivered to the Postal Service in such a way that the mail will be delivered first before any other classes of mail is unloaded. Express Mail is clearly identified as "EXPRESS MAIL" on the outside of the parcel and is pouched is an orange sack with blue stripes marked "EXPRESS MAIL" on the outside of the sack.

         2. The THS shall accept mail tendered by the Postal Service and the aviation supplier in containers or as loose load and dray the mail if necessary. If required, the supplier shall stage the mail in a secure facility/area for loading at a later time.

         3.  Aviation supplier's responsibilities

                 a)  Load and unload all aircraft.

                 b) Supply air cargo containers and dollies to transport mail (4 hours prior to the first tender time).

                 c) Replace damaged equipment not later than 60 minutes prior to tender, providing notification is made within 2 hours of tender.

                 d)  Assist in the off loading of Cargo Transport Vehicles
                     (CTV)/dollies at the AMC or designated site.

                 e) Deliver four air cargo containers within the first 20 minutes and the remaining containers within one hour of aircraft arrival to the THS facility or staging area.

                 f) Communicate changing operations, i.e. tail swaps, arrival/departure times, etc.

         4.  THS Responsibilities -

                 a)  Delivery to Aviation Supplier -

                     1) The THS will stay abreast of potentially changing conditions, including but not limited to, tail swaps, late aircraft and/or surface vehicles, mechanical breakdowns, weather, etc. and make adjustments accordingly.

                     2) Receive and unload all surface vehicles delivering mail to the THS.

                     3) Dray mail to the aviation supplier's designated staging site or facility.

                     4) The THS may also be required to dray mail from the AMC or designated Postal site.

                     5) Unload all mail from both air and surface containers, as required. Note: The THS may receive Intact/Direct air cargo containers from the Postal Service on roller bed vehicles. The THS will be required to take receipt from and deliver these containers to the aviation supplier intact.

                     6) The THS must ensure the correct number of containers and dollies are received from aviation supplier for build up.

                     7) The THS must develop a cooperative line of communication with the aviation supplier to ensure the timely receipt of necessary equipment.

                     8) The THS will be responsible for damaged containers and will inspect all cargo containers for damage at each point of receipt and report all findings as outlined in this document

                     9) Sort mail as required, refer to Attachment D (Delivery Locations & Container Allocations - Originating).

                     10) Load mail into containers (air and surface if required)
                         and specified loose sack and parcel mail into carts for transfer to aircraft or staging areas.

                     11) The THS will be required to build both mixed and direct or by-pass containers as per the Attachments. All direct or by-pass containers must be identified on the placard and with "by-pass tape". The local Postal official will supply "By-pass" tape.

                     12) The THS must ensure that air containers tendered to the aviation supplier are "T-stacked" to the greatest extent possible. "T-stacking" is the interlocking of sacks, parcels and trays to assist in securing the load as well as obtain maximum utilization.

                     13) The THS must ensure that all containers are loaded to
                         the minimum goal of 7.24 pounds per cubic foot.

                     14) The THS must not load any mail into air containers that is not properly prepared (i.e., trays without sleeves, handling units without D&R Tags, etc.). If such mail is tendered, the THS must contact the local Postal official to jointly determine the disposition of the mail.

                     15) Weigh all outbound mail to identify density obtained
                         and weight within allowable limits. The aviation supplier has identified the following maximum allowable weights (including tare weight) for each type of air cargo container: They are:

                         a.  AAY = 2,415 pounds

                         b.  LD-3 = 3,500 pounds

                         c.  AMJ = 6,950 pounds

                     16) Placard all containers tendered to the aviation
                         supplier. Placards must contain destination, weight, and mail type. USPS will develop and supply all placards.

                     17) The THS must develop a cooperative line of
                         communication with local USPS officials and the aviation supplier to ensure the timely delivery and dispatch of mail. All efforts must be made to provide an efficient and effective delivery to the aviation supplier.

                     18) Assist the aviation supplier in positioning or loading air containers onto CTV/dollies.

                     19) In the unlikely event that mail tendered to the THS is in excess (overflow) of what may be accepted by the aviation supplier, the THS must...

                         a.  Secure the mail
                         b. Record number of pieces, weight, and destination of all overflow pieces
                         c. Immediately notify the AMC or local Postal official after becoming aware of both an under utilization or an overflow situation.
                         d. The Postal official will direct the THS to either deliver the mail to the aviation supplier or return it to the AMC or designated facility.
                         e. All overflow mail must be delivered to the local AMC/designated Postal facility or to the aviation supplier site within 20 minutes of notification from the Postal official.
                         f. Provide a written report of the overflow to the local Postal official with a copy to the contracting officer or designee.

         SPECIAL NOTE: No mail will be tendered to the aviation supplier between 0001 and 0130.

                 b)  Delivery to USPS -

                     1) The THS will stay abreast of potentially changing conditions, including but not limited to, tail swaps, late aircraft and/or surface vehicles, mechanical breakdowns, etc. and make adjustments accordingly.

                     2) Dray mail from the aviation supplier's facility or designated site.

                     3) The THS will off load all CTVs or dollies within 20 minutes of their actual arrival to the site designated.

                     4) The THS may also be required to dray mail to the AMC or Postal designated site.

                     5)  Unload all mail from air containers, as required. Note:
                         In some rare instances the THS may receive
                         Intact/Direct air cargo containers. If this occurs, the THS will be required to take receipt and deliver these containers as directed by the routing label. This may encompass loading the containers onto rollered equipment.

                     6) Sort all mail as required (refer to Attachment D, Delivery Locations & Container Allocations - Originating) and load onto a conveyor belt system at the AMC or Postal designated delivery point or into USPS MTE at the THS sort facility.

                     7) The local USPS Official will specify and supply the type of MTE to be used.

                     8) Make separations for letter trays, flat tubs and sacks and outsides (see Attachment D (Delivery Locations & Container Allocations - Originating) for specifics). The separations may be by tray slide label or D&R Tag (Dispatch & Routing Tag), depending on the mail type. In lieu of these separations, the Postal Service may request a reduced number of separations (based on mail type/size/shape) or require the THS to load mail from airline containers directly onto a sorting system.

                     9) To the greatest extent possible, the THS should face all tray/tub labels towards the outside of the container.

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

                     10) Placard all containers in accordance with Postal needs
                         (templates will be provided by the Postal Service, but the THS must reproduce as needed).

                     11) Load all outbound surface vehicles as required, refer
                         to Attachment C (Surface Arrival/ Departure Schedule) and dispatch.

                     12) Dray mail to AMC or designated Postal site as required.

                     13) The THS must develop a cooperative line of
                         communication with local USPS officials and the aviation supplier to ensure the timely delivery and dispatch of mail. All efforts must be made to provide an efficient and effective delivery to the USPS.

                 c)  At End of Operations -

                     1)  Complete all necessary reporting functions.

                     2) Coordinate the next day's operation with USPS and the aviation supplier, as necessary.

                     3) Coordinate the repositioning of CTV/dollies and air containers for the next day's operation.

     g.  Surface Vehicle Operations

         1. The Postal Service will be responsible for surface vehicle operations between the USPS facilities and the THS facility and provide surface operators parking assignments as well as other instructions relative to operating at the facility.

         2. The THS will be responsible for the loading/unloading of all surface vehicles operating to and from the THS facility. The Postal Service may assist the THS with loading/unloading.

         3. The THS may also be called upon to assist with the associated clerical functions related to the dispatch and receiving of surface vehicles.

         4. The THS will stay abreast of potentially changing conditions, including but not limited to late arriving or departing trucks, mechanical breakdowns, etc. and make adjustments accordingly.

     h.  Special Handling Procedures

         1.  Hazardous Materials (HAZMAT)

                 a) Hazmat and restricted materials are defined as a substance or material in a quantity and form that may pose a risk to health, safety, or property in commerce. The THS must comply with Title 14, CFR, Part 139, and Hazardous Materials Regulations (HMR; 49 CFR 100 through 199), and any state, FAA, USPS, and local laws and regulations pertaining to HAZMAT and restricted matter. The THS will establish and maintain a Hazmat response team and develop and initiate a continued training program in accordance with Part 139.321, Title 14, CFR.

                 b) The THS will ensure employees are "Department of Transportation Dangerous Goods Certified."

                 c) The THS must not tender any HAZMAT to the aviation supplier.

         2.  Live Animals

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                 a)  The THS will be required to handle live animals with
                     certain restrictions and conditions (see Domestic Mail Manual, sections 124.63 and 124.64).

                 b) The THS must not tender any live animals to the aviation supplier.

         3.  Non-Transferable Pieces

             The THS must isolate all non-transferable pieces and those believed to be potentially hazardous including, but not limited to, damaged mail, mail without routing information Hazardous Material (HAZMAT), live animals, and tender them to the Postal Service as directed by the Contracting Officer or representative.

         4.  Surface Only Mail

                 a) The aviation supplier will not accept mail identified as "Surface Only" mail.

                 b) Surface only mail can be identified as a parcel or sack of mail affixed with Label 127, Surface Transportation Only.

                 c) It is the intention of the Postal Service to ensure that no "surface only" mail is tendered to the THS.

         SPECIAL NOTE: It is the intention of the Postal Service to ensure that no HAZMAT, Live Animals, Non-Transferable Pieces, or Surface Only Mail is tendered to the THS. However, in the unlikely event these mail types are found in the mail tendered, the THS must:

                     1.  Identify and isolate the mail.
                     2.  Safeguard the mail and site as necessary
                     3.  Notify the local Postal official
                     4. Follow USPS instructions relative to returning the mail to USPS.

     i.  Ground Handling Equipment

         1. The THS will supply all ground handling equipment needed to support ramp operations for the THS Operation.

         2. The Postal Service may conduct a pre-award survey of all ground handling equipment proposed by the THS.

         3. The THS is responsible for all fuel and maintenance in support of its ground handling equipment.

         4. The THS must supply the operation with equipment of type, quantity and quality sufficient to establish and maintain an effective and efficient operation. This equipment may include but not limited to...

             a.  Tugs/cargo tractor
             b.  Forklift trucks
             c.  Conveyor belt loaders
             d.  Freight/baggage carts
             e.  Pallet jacks
             f.  Stationary container racks
             g.  Scales to weigh containers and/or baggage carts
             h.  Ballmat and rollers
             i.  Dollies
             j.  Roller bed 53 foot trucks
             k.  Other equipment as necessary

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     j.  Air Cargo Containers

         1. The aviation supplier will provide all air containers: type AMJ, DEMI, LD-3 and other type of cargo containers.

         2. The THS must ensure that all air cargo containers are secured and maintained for the exclusive use of the Postal Service.

         3. The THS will be responsible for damaged containers in their possession. As responsible party the THS must inspect each air cargo container upon receipt for damage, using the Air Cargo Container Checklist (see Attachment F). The checklists must remain on file with the THS for one (1) year.

         4. The THS must inspect each container for mail immediately upon receipt. Mail found that is not in the immediate course of business must be brought to the attention of the local Postal official immediately.

         5. If damage is noted, the THS must report it to the aviation supplier and the USPS immediately for replacement.

         6. The THS will be responsible for damage to air cargo containers that is identified as occurring while under the control of the THS and will be required to reimburse the Postal Service for damages to air cargo containers in its possession. The charges for a damaged container will be as follows:

                 a)  Upper portion damage to ULD/container          =  $   500

                 b)  Damage to base of ULD/container                =  $ 1,500

                 c)  Damage to entire container, needs replacement  =  $ 2,500

         7. The THS will also be required to conduct periodic inventories to ensure an ample supply. It is the THS's responsibility to ensure all containers, air and surface, are in workable condition and available to ensure timely dispatches and transfer of mail.

         8. All air cargo containers must be properly placarded and identified by the THS for delivery to destination and contain the following information:

             a.  Origin
             b.  Destination
             c.  Direct/intact can (one destination)
             d.  Weight
             e.  Mail class
             f.  Percent Utilization
             g.  Date
             h.  URSA Code

             The THS will ensure that all the information stated on the placard is complete and accurate.

     k.  Scanning

     The THS is not responsible to perform the scanning of mail or equipment at this time. However, the THS should be aware, that at some point in time the THS may be required to scan mail being loaded into and unloaded from all containers. The requirement may encompass the loading and unloading of air or surface containers or both, as well as empty equipment. Any adjustments in work scope and costing will be negotiated with the contracting officer.

     l.   Mail Transport Equipment (MTE)

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

         1. Standard empty Mail Transport Equipment (MTE), rolling equipment, cardboard (gaylords) will be supplied by the Postal Service.

         2. The THS is responsible for requesting additional empty equipment as needed.

         3. The THS will be responsible for any damage to Postal or aviation supplier equipment.

         4. Any other mail handling equipment, such as stationary racks, slides, conveyors, etc, will be the responsibility of the THS.

B.9  Contingency Plans

     a. The THS is expected to develop, maintain and update a current contingency plan for dealing with unscheduled and unexpected events affecting the expeditious operation of the facility, including aviation and surface service failures and delays.

     b. These plans must be in writing and submitted to the contracting officer for approval.

     c. All contractor employees shall be trained to a level of familiarity, so that implementation of a contingency can be exercised without unnecessary delay.

     d. Unscheduled and unexpected events must include, but not be limited to the following:

         1.  Late arriving aircraft
         2.  Late arriving trucks
         3.  Early arriving aircraft
         4.  Early arriving trucks
         5.  Mail arriving out of normal sequence
         6.  One late truck
         7.  Trucks not on-site for dispatch
         8.  Inclement weather (snow, thunderstorms, etc.) - operating
         9. Inclement weather (snow, thunderstorms, etc.) - protection of the mail
         10. Labor actions
         11. An inability to complete all loading in time to meet tender
         12. Overflow mail
         13. Having less MTE (air cargo containers or surface containers) than required
         14. Having damaged and/or non-air worthy air containers
         15. Having damaged surface containers
         16. Handling or damaged or non-labeled mail
         17. Matrix and schedule changes
         18. Loose load mail
         19. HAZMAT - acceptable and non-acceptable pieces
         20. Handling and staging of live animals
         21. Assisting aviation supplier in positioning containers on and off dollies
         22. Assisting aviation supplier in maintaining open line of communications
         23. Running out of supplies such as placards, bypass tape, etc.
         24. Power losses
         25. Natural Disasters
         26. Equipment breakdowns

B.10 Security

The THS will provide a secure and safe environment for the mail and employees working in support of this contract in the areas where ramp, sort, and administrative functions are performed including all buildings, aircraft, equipment, vehicles, and other property located thereon, on a 24 hour basis, 7 days a week at THS facility.

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

     a.  The THS must provide safe and secure work environment at all times.

     b.  The THS is expected to maintain and preserve the sanctity of the mail.

     c. All security procedures are subject to review by the Postal Inspection Service prior to contract award.

     d. Failures to protect and secure the mail may be subject to liquidated damages. Any time security deficiencies are identified, the contracting officer may unilaterally direct the THS to upgrade the level of security based on Inspection Service reports.

     e. The THS may also be held responsible for claims made against the Postal Service for items stolen from the mails while in the contractor's possession. However, if the THS has complied with all recommended security procedures and has cooperated with Postal officials, the THS would not be held liable for loss due to theft by its employees.

     f. The THS must report all matters of security breaches and mail tampering to the local Postal Official in charge immediately upon identifying an occurrence.

         The THS shall establish a system for the identification of individuals having access to US Mail under the contract. A single system shall be used to identify both THS and subcontractor employees. At a minimum, each employee shall be issued a laminated identification badge with a color photograph of the bearer. Badges shall be of such nature as to clearly distinguish the bearers from employees who do not have legitimate access to the US Mail. Accountability controls for badges shall be developed and such plans must be included in the Security Design Plan.

         All THS employees must store personal effects including but not limited to coats (weather permitting), purses, backpacks, etc. prior to accessing the workroom floor or area where mail is processed, staged, or otherwise located.

     g.  The THS must provide the following:

         1. Procedures to protect persons and property at the ramp operation and facility. These procedures must be outlined in a Security Design Plan and approved by the Postal Inspection Service prior to implementation.

         2. A level of security that ensures the protection and sanctity of mail. This includes, but is not limited to, protection from theft, inclement weather, etc.

         3.  Compliance with all applicable Federal Aviation Administrations
             (FAA), Postal Service, and other agency regulations.

         4. Procedures to provide a secure handoff and staging of mail with the aviation supplier to ensure mail are safeguarded.

         5. A system, which deters all unauthorized personnel from having, access to the mail.

         6. Inspection Service access to the site and facility, at all times and without prior knowledge of visit.

         7. A reporting system that identifies all mail found to be tampered with or rifled within, and adjacent to, the facility as well as found in vehicles.

         8. A photo identification system for all employees authorized entry into the building.

         9. Limited access to the site and facility through one controlled access point with a maintained record of access for a minimum of one year. All other doors, except for those used for mail receipt, delivery, and dispatch, must be equipped with a 110 db horn which will sound every time the door is open and will continue to sound as long as the door remains open. The door should also be equipped with a

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

             visual device such as a strobe light. If the door is not on the workroom floor, it should have a remote signaling device to notify management the door is being used.

     h. If a non-Postal facility is required, the Postal Service requires that the offeror expressly address the following in an Alternate Security Design Plan:

         1.  A burglar alarm system.

         2. An investigative office space for exclusive use of the Inspection Service is required. This space must have a view of the work floor, a bathroom, direct access to the workroom floor, and a covert and surreptitious entry. Contractors will supply and install a burglar alarm system approved by the Inspection Service for the investigative office space.

         3. A criminal investigative system which will facilitate the collection of evidence for use in Inspection Service investigations. The system is for exclusive use of Inspection Service. The contractor will not have access to the system except for preventive maintenance and required repairs. The system must provide a clear view of the work floor, loading docks, mail vehicles, lunch rooms, employee entrance, rest room entrance, and entrance to any locker rooms . The system should provide a continuous, uninterrupted and independent viewing of one or more employees moving through the facility and be fully functioning and operational for the term of the contract.

             The system must provide a clear and detailed view of all employees on the workroom floor under natural, artificial, variable, and low light conditions. The system must provide viewing capability inside trailers at the dock locations. The system must permit close scrutiny of hand movements of an employee regardless of the location of obstructions such as sorting cases, counters, cages, desks, and any automated systems that may be installed in these facilities. The system must permit observations and tracking of employee actions from at least three directions simultaneously and provide for the recording of events from these observation points. The system must be designed to provide observation of an individual or a piece of mail throughout the building. The system must provide simultaneous, continuous, uninterrupted, and independent viewing of one or more employees moving rapidly throughout the facility. The system must be able to operate without any environmental interference.

         4. The fencing around the facility, if required, must be designed or modified to allow the Inspection Service free and hidden access to the space provided for the criminal investigative system.

         5. Investigative Test System. The contractor will provide a theft testing system that provides periodic blind testing of the facility to test the integrity of mail security. One such system utilized the Electronic Article Surveillance system as used in retail operations to prevent shoplifting. Another such system would utilize a Radio Frequency Identification (RFID) tag that provides individual identification of each test piece. The system must interface with the observation system. If a Closed Circuit Television (CCTV) system is used, the test system will automatically call up the appropriate camera and video recorder to provide a visual record of events.

B.11 Personnel Screening

     a. For the purposes of this contract, the THS or employee of a THS shall be deemed to have access to mail if that person loads, unloads, drays or otherwise handles mail containers, sacks, trays, or other mail sortation equipment, or if said person performs any mail sortation function either on an airport or at an off airport location.

     b. The THS and all subcontractors shall be responsible for assuring that all employees hired, who have access to the U.S. Mail, as described above, must undergo the security screening process prior to having that access.

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

     c. The THS must supply, for each employee, the following forms and information to the Security Clearance Unit, U.S. Postal Inspection Service, 225 N. Humphreys Blvd., 4th Floor, Memphis, TN 38161-0008 (Memphis ISOSG):

         1.  Certification and Transmittal Cover Letter

         2.  PS-Form 2181-C, Authorization and Release Background Investigations

         3.  PS-Form 2025, Contract Personnel Questionnaire

         4.  FD-258, Applicant Fingerprint Chart

         Note: All forms and further instruction can be obtained by calling the local Inspection Office in Memphis, TN at (901) 747-7712.

     d.  The security screening process must include:

         1. A Criminal records check. The records check shall be made through local agencies (city, county, state) where the employee has resided and/or worked for the past five years.
         2. Employment verification. The verification shall identify reasons for termination or resignation from prior positions during the five years prior to employment under this contract.
         3. Fingerprints. All employees shall be fingerprinted and those finger print files shall be maintained at a central location at the facility at which the employee works. The fingerprint chart must be submitted to the Memphis ISOSG, who shall in turn submit them to OPM for a check of the FBI national database. A check of the fingerprint database is essential, and in the event that a classifiable print cannot be obtained, a second card submission is allowed. In the event the second card is also unclassifiable, the employee's clearance shall be rescinded, and they may no longer have access to the mail.
         4. The results from a drug-screening test for prohibited drugs. The term prohibited drugs means marijuana, cocaine, opiates, phencyclidine (PCP), amphetamines, or a substance specified in
             Schedule 1 or Schedule 2 of the Controlled Substances Act, 21, U.S.C. 811, 812 unless the drug is being used as authorized by a legal prescription or other exemption under Federal, State, or local law. A laboratory certified by the U.S. Department of Health and Human Services must perform the drug test meeting the requirements of the Substance Abuse and Mental Health Services Administration. The prime suppliers and all subcontractors must maintain the name of the institution conducting the test and a document indicating if the employee passed or tested positive.
         5. Verification of U.S. citizenship or legal work status authorizing them to work in the United States.

     e.  The THS shall not hire under this contract any person who:

         1. has not met the requirements of the personnel security screening procedures as outlined in this section.
         2. tested positive for a prohibited drug without the authorization by a legal prescription or other exemption under Federal, state or local law.
         3. is on parole, probation, or suspended sentence for commission of a felony during the past five years.
         4. has been convicted of any criminal violation during the past five years, for offenses involving dishonesty, moral turpitude, and illegal financial gain, theft or assault.
         5. has been convicted of illegal use, possession, sale or transfer of controlled substances during the past five years.
         6. has pending felony criminal charges. An individual will not be authorized access to US mail until the charge(s) are satisfactorily resolved.

     f. In extreme circumstances where it may be impossible for an employee to complete the screening process, the supplier must notify the Contracting Officer of this situation and request an exemption from the screening process. This request for exemption must be on a case by case basis. If the Contracting Officer grants an exemption, that employee will only be allowed access to mail if they are escorted (supervised) by a previously screened employee, that has successfully completed the screening procedure, or an employee

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

         hired prior to contract award. At no time can an employee that has not completed the screening requirements have access to the mail without supervision. Even in cases where the Contracting Officer approves an exemption, the employee must still be fingerprinted.

     g. All information identified through personnel screening shall be held by the supplier and made available for review by US Postal Inspectors upon their request. Upon request for inspection of the personnel screening records, the THS and subcontractor must identify where the records are kept and make them available for inspection at the employees' work location.

     h.  Employee records must contain, at a minimum, the following information:

         1.  Social Security Number
         2.  Current Address
         3.  Date of Birth
         4.  Employee Identification Badge Number
         5.  Finger Print Card

B.12 Information Exchange

     a. The THS must maintain a dedicated contact person to interface (via telephone, fax, e-mail, etc.) with Postal Officials as designated by the contracting officer and must also attend and participate in operations meetings required by the Postal Service.

     b. The THS must provide, upon request of the Postal Service, special reports, information, and internal operational documentation specifically associated with the performance of the operation. At a minimum, the following reports will be required:

         1.  Work hours by function
         2.  Container inventory report
         3. Significant personnel issue (i.e., theft, security violations, etc.)
         4. Disputes involving aviation suppliers, USPS, FAA, the airport authority, etc.
         5.  Equipment maintenance schedules
         6.  Unscheduled maintenance on equipment
         7.  Accident reports, personnel or equipment involved
         8.  Container weights
         9.  Through-put volume information

B.13 Safety Reviews

     The THS is required to conduct monthly safety reviews to ensure full compliance with all federal, state, and local agencies (i.e., OSHA, FAA, etc.) and provide and maintain a safe working environment. Appropriate THS management representatives, local Postal Service representatives, and invited guests should be in attendance. Any and all expenses incurred by the supplier resulting from attendance at these meetings will be the sole responsibility of the supplier.

B.14 Administration

     a.  THS Employees

         1. The THS will provide all necessary administrative work for each person employed by the THS.

         2. The THS will provide all training and necessary training equipment for all tasks.

         3. The THS must make all payroll records available to the Postal Service upon request.

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

     b.  Operations Meetings

         1. The THS will be responsible for attending and participating in operations meetings with the Postal Service as designated.

     c.  Telephones

         1. The THS is responsible for procurement, payment, installation and servicing of all telephone equipment to be used within their office space.

         2. The THS will be responsible for providing all network communications between themselves, the aviation supplier and USPS.

     d.  Removal of Trash, Garbage, etc.

         The THS is responsible for all disposals of trash, garbage, hazardous waste, and other refuse within their office space.

     e.  Smoking Policy

         All Postal facilities are designated as "Smoke Free" environments. The THS must establish a smoking policy that is in keeping with this policy. There will, however, be no smoking in the induction area, the sort area, truck dock areas, ramp areas, near any mail handling activity, or within 50 feet of any flammable liquid.


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Section C.  Delivery or Performance

C.1  On-Time Performance

The Postal Service requires a high level of on-time performance for all mail tendered to and delivered by the THS so that the Postal Service can provide timely delivery to its customers. The THS must deliver all mail to the designated delivery point at the Postal facility (AMC) at or before the scheduled delivery time as shown in Attachment A (Delivery Locations). See Section B.12 Performance Standards.

C.2  Performance Standards

While the Postal Service anticipates one hundred percent performance standards, the supplier is expected to maintain at least ninety-eight percent level of performance in the following three categories:

     a.  Delivery

         1. The supplier must ensure that all mail receipt, sortation, transfers, and drayage is completed on or before the scheduled delivery times listed in Attachment A (Delivery Locations).

         2. This includes mail delivered to the all delivery points in this contract. They include, but are not limited to...

                 a)  The AMC or designated Postal facility or site.
                 b)  The aviation supplier's designated facility or site
                 c) Loaded and secured on outbound surface vehicles providing service from the THS facility or site.

         3. While there may be times when the amount of time to process mail for delivery will be shortened (ex. late arriving aircraft, etc.), it is still the THS's responsibility to make every effort to maintain on-time deliveries. For the purposes of performance measurement, and only for measurement, additional time, equal to the amount of time lost, will be calculated.

     b.  Sortation

         1. While the Postal Service anticipates one hundred percent sort accuracy, the supplier is expected to maintain a minimum accuracy level of ninety eight percent.

         2. The supplier shall develop a quality control inspection system to ensure the highest level of sort accuracy is achieved and maintained through out the term of this contract.

         3. Performance will be measured as the total number of pounds missent in an operation versus the total number of pounds delivered in the same operational window. An operation, for these purposes, is defined as the function tender to the THS and delivery of that product from the THS to the designated delivery points.

     c.  Container Density

         1. The Postal Service has established a minimum density goal or density factor for the loading of all air cargo containers.

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

         2.  The supplier must ensure that this goal is met or exceeded.

         3. This density goal is 7.24 pounds per cubic foot for all sites as is annotated in Attachment A (Delivery Location).

         4. Performance will be measured by comparing the total cubic feet available against the total actual cube attained for the entire operation on a daily basis. For this purpose, an operation is defined as all air cargo containers loaded for an outbound dispatch.

C.3  Irregularities

     a. The Postal Service anticipates one hundred percent contract compliance. Actions by the THS that result in service failures are considered irregularities regardless of whether the supplier has met the ninety-eight percent level of performance standards as set forth in Section C.2.

     b. The purpose of the irregularity procedure is to inform the supplier of the occurrence, allow for corrective action to be implemented and ultimately foster contract compliance.

     c. For the purposes of this work the following conditions are considered irregularities under this contract:

         1.  Category #1 - Failure to Load

         A failure to accept and load mails as specified in the contract.

         2.  Category #2 - Failure to Deliver

         A failure to deliver mail as scheduled to the designated location as specified in the contract.

         3.  Category #3 - Mis-delivered

         Any mail delivered to the wrong destination. This includes, but is not limited to, mail placed in the wrong container, containers loaded onto the incorrect truck, and containers incorrectly placarded.

         4.  Category #4 - Failure to Meet Density Factor

         A failure to meet the density requirements established.

         5.  Category #5 - Failure to Protect

         Is a failure to protect and safeguard mail from depredation, rifling, inclement weather, mistreatment, or other hazard while in THS's control.

     d.  Adjudication of Irregularities

         1. All irregularities will be documented by the Postal official who first identifies the occurrence.

         2. The THS will receive a copy of the written documentation and the original will be forwarded to the contracting officer.

         3. The contracting officer, or his/her designee, will meet with the contractor regularly and review the irregularities.

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

         4. Once the supplier has had an opportunity to discuss them, the contracting officer will make a determination if further action is required.

     e.  Liquidated Damages

                   1) After the contracting officer has adjudicated the irregularities a determination will be made if further action is warranted to foster contract compliance. That further action may include the assessment of liquidated damages to the supplier.

                   2) When more than one irregularity occurs on the same mail (example - Failure to Load and Failure to deliver on the same mail), only one liquidated damage, the larger of the two, will be assessed. Liquidated damage assessments may be made per incident using the following formulas:

                 a)  Category #1 - Failure to Load

                 Assessment: The total volume of Failed Mail (mail not loaded) divided by the total Volume Assigned (as per Attachment A (Delivery Locations)) equals the Percentage of Failed Mail. The Percentage of Failed Mail is then multiplied by the suppliers daily site rate and that product equals the liquidated damage.

                 Example: 2,000 pounds of Failed Mail divided by the total Volume Assigned, 15,000 pounds equals a percentage of Failed Mail of 13.3 percent. The percentage of Failed Mail or 13.3 percent multiplied by the supplier's daily site rate of $600 equals a liquidated damage of $80.

                 b)  Category #2 - Failure to Deliver

                 Assessment: The total volume of Failed to Deliver Mail (mail not delivered or late) divided by the total Volume Assigned (as per Attachment A (Delivery Locations)) equals the Percentage of Failed to Deliver Mail. The Percentage of Failed to Deliver Mail is then multiplied by the suppliers daily site rate and that product equals the liquidated damage.

                 Example: 2,000 pounds of Failed to Deliver Mail divided by the total Volume Assigned, 15,000 pounds equals a percentage of Failed Mail of 13.3%. The percentage of Failed Mail or 13.3% multiplied by the supplier's daily site rate of $600 equals a liquidated damage of $80.

                 c)  Category #3 - Mis-Delivered

                 Assessment: The number of pounds of mail incorrectly loaded into a container, vehicle, or incorrectly placarded, etc., which results in the delivery of mail to an incorrect location is multiplied by $ .30 per pound.

                 d)  Category #4 - Failure to Meet Density Factor

                 Assessment: The Site Density achieved divided by the Density Goal equals the Density Performance Factor. The product of the Density Performance Factor Site Daily Rate multiplied by the Site Daily Rate equals the liquidated damage.

                 Note: If the THS exceeds the Density Goal then an incentive of equal proportion is issued.

                 The calculations, completed daily, are:

                     1) Density is calculated as the number of pounds of mail loaded into a container divided by the cubic capacity of that container.

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                         Example: 4,500 pounds loaded divided by a 590 cubic
                         foot container equals a Density of 7.63 pounds per cubic foot.

                     2) Site Density is calculated by dividing the Total Number of Pounds of Mail Loaded by the Total Cubic Capacity of the Site (identified in the attachments for each site) equals the Site Density.

                         Example: A site loading 10 AMJ containers would have a total Daily Cubic Capacity for the site of 5,900 cubic feet (10 times the 590 cubic feet in each air container).

                         Dividing the actual mail loaded (30,000 lbs) by the Daily Cubic Capacity of the site (5,900 cubic feet) equals the Site Density (5.08 pounds per cubic foot).

                     3) The Density Performance Factor is calculated by dividing the Site Density by the Density Goal equals the Density Performance Factor.

                         Example: Site Density (5.08 pounds per cubic foot) divided by the Density Goal (7.24 pounds per cubic foot) equals 70.1% of the goal. The 70.1% minus the 100% performance or goal anticipated equals a Density Performance Factor of -29.77%.

                     4) The liquidated damages is calculated by multiplying the Density Performance Factor by the Site Daily Rate.

                         Example: Density Performance Factor (-29.77%) multiplied by the Site Daily Rate (assuming it $1,500) equals a liquidated damage assessment of $446.53.

                         Conversely, if the Density Performance Factor exceeds the goal the supplier will be paid an incentive.

                 e)  Category #5 - Failure to Protect

                 Assessment: The number of pieces of mail unprotected multiplied by $50 per piece.

     f.  Additional Damage Assessments

     In addition to the liquidated damages as set forth above, USPS may also deduct additional transportation and handling costs, which were incurred as a result of the THS's failure to perform as required.

     g.  Repeated Irregularities

     Repeat irregularities, with no or ineffectual attempts at correction, may result in contract termination for default.

C.4  Incentives

     a. It is the Postal Service's desire to obtain the maximum density possible. For each location a Site Density Goal has been established. If the supplier is successful in helping the Postal Service exceed this goal, the supplier will be paid an incentive.

     b. The incentive for exceeding the Site Density Goal is assessed as follows:

         The calculations, completed daily, are:

         1. Density is calculated as the number of pounds of mail loaded into a container divided by the cubic capacity of that container.

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

             Example: 4,500 pounds loaded divided by a 590 cubic foot container equals a Density of 7.63 pounds per cubic foot.

         2. Site Density is calculated by dividing the Total Number of Pounds of Mail Loaded by the Total Cubic Capacity of the Site (identified in the attachments for each site) equals the Site Density.

             Example: A site loading 10 AMJ containers would have a total Daily Cubic Capacity for the site of 5,900 cubic feet (10 times the 590 cubic feet in each can).

             Dividing the actual mail loaded (50,000 lbs) by the Daily Cubic Capacity of the site (5,900 cubic feet) equals the Site Density (8.47 pounds per cubic foot).

         3. The Density Performance Factor is calculated by dividing the Site Density by the Density Goal equals the Density Performance Factor.

             Example: Site Density (8.47 pounds per cubic foot) divided by the Density Goal (7.24 pounds per cubic foot) equals a Density Performance Factor of +17.05%.

         4. The incentive is calculated by multiplying the Density Performance Factor by the Site Daily Rate.

             Example: Density Performance Factor (+17.05%) multiplied by the Site Daily Rate ($1,500) equals a incentive of $255.78.

Section D.  Packaging and Marking

The section is not applicable to this contract.

Section E.  Inspection and Acceptance

E.1  Deliverables

a.   Terminal Handling Equipment Information

b.   Operating Plan

c.   Contingency Plan

d.   Supplier Contact list (including any and all subcontractors)

e.   Communications Plan

f. Human Resources Plan (include staffing, operations training, HAZMAT training, etc.)

g.   Small, Minority, and Woman-Owned Business Subcontracting Plan (see Clause
     3-1)

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Section F.  Payment

F.1  Rate

     a. The Postal Service will pay the supplier the amounts due for service performed under this contract as follows:

     1) Applicable terminal handling rates as specified for each segment, at a per annum rate. Figures JT-1 through JT-8, as applicable must be provided to the lowest sub-CLIN level in Attachment F of this solicitation.

     2) Any amounts otherwise due the supplier are subject to adjustment for service not performed, irregularities, or for other reasons set out in the contract or allowed by law. Payments due the supplier also are subject to downward adjustment or withholding pursuant to PM 6.4.4, Withholding of Payments.

     3) Weekly pay is determined based on service rendered at the applicable rate of pay for a service week beginning 0001 hours, Saturday and ending 2359 hours, Friday. Payment will be available for distribution on Friday, three weeks after the close of the service week.

     4) Claims for compensation or adjustments must be made in writing by the THS to either the Contracting Officer or the Manager, Transportation, St. Louis Accounting Service Center within two years of the performance of services upon which the claim is based.

F.2  Payment - Fixed Price  (Clause 2-26)  (January 1997) (Tailored)

The Postal Service will pay the THS the prices stipulated in this contract for work or supplies delivered and accepted or services rendered and accepted, less any deductions provided for by the contract. Unless the contract otherwise specifies, payment will be made on partial deliveries accepted by the Postal Service if:

a.   The amount due on the deliveries warrants it; or

b. The THS requests it and the amount due on the deliveries is at least $1,000 or 50 percent of the total contract price, whichever is less.

F.3  Interest  (Clause B-22)  (January 1997)

The Postal Service will pay interest on late payments and unearned prompt payment discounts in accordance with the Prompt Payment Act, 31 U.S.C. 3901 et seq., as amended by the Prompt Payment Act Amendments of 1988, P.L. 100-496.

F.4  Payment Due Date

Payment due for a Postal Accounting Period will be made by the St. Louis Accounting Service Center within 30 days following the end of that Accounting Period, or, if a separate invoice is required, within 30 days after the submission of a proper invoice. Interest will be paid for late payment commencing on the 31st day.

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

F.5  Direct Deposit

The Postal Service has in place a system for making payments to the THS by direct deposit. The necessary forms can be obtained from the contract office. Direct deposit will be authorized (i) only if requested by the THS, and then
(ii) solely at the discretion of the Postal Service.

F.6  Disallowance of Costs (Clause B-17) (January 1997)

a. The contracting officer may at any time issue the supplier a written notice of intent to disallow specified costs under this contract that have been determined not to be allowable under the contract terms.

b. The supplier may, after receiving a notice of intent to disallow costs, submit a written response to the contracting officer, with justification for allowance of the costs. If the supplier does respond within 60 days, the contracting officer will, within 60 days of receiving the response, either make a written withdrawal of the notice or issue a written decision.

F.7  Economic Price Adjustment

a. The following cost elements will be adjusted effective one year after award using economic indicators available and published by the Bureau of Labor Statistics (BLS), Producer Price Index (PPI):

         1. All direct costs, such as direct material, and management labor (excluding all direct labor that is covered by the Service Contract
             Act).
         2.  General and Administration (indirect costs)

b. The following price elements are expressly excluded from economic price adjustments:

         1.  All direct labor costs subject to the Service Contract Act
         2.  All pass throughs and direct reimbursements costs
         3.  Profit

c. The Base Index for this contract will be the annual 2000 PPI final index for PCU4581#11112, Airports, flying fields, and airport terminal services: services rendered to air passenger and cargo carriers published by the BLS. On each two (2) year anniversary the non-preliminary index for the preceeding calendar year will be used to compute the adjustment factor. For example, in August 2003, economic adjustment factor = annual 2002 / annual 2000. In the event the above referenced index is no longer published the adjustment will be based on the average of same time period using PPI, PCU4581#111 - Airports, flying fields, and airport terminal services. The index not seasonally adjusted will be used.

d. The economic price adjustment of this clause will be applied on a bi-annual basis, coinciding with the SCA Wage Determination adjustment.

e.   Other Adjustments

         1. Other than described in this clause, no cost adjustment is authorized unless specifically stated elsewhere in this contract.

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

Section G.  Special Clauses

G.1  Definitions  (Clause B-1)  (January 1997)  (Tailored)

As used in this contract, the following terms have the following meanings:

"AAY or AAY Container" also called a "DEMI" can is an air cargo container with a footprint of 62 by 88 inches, an interior cubic capacity of 201.5 feet.

"Area Distribution Center" (ADC) means any USPS or third Party location that receives packages inbound to a market from the aviation supplier or acts as a destination that receives mail.

"Air Stop" means a city, site or location where mail is dispatched or received, usually identified by a three digit alpha code designation for the corresponding airport.

"Air Mail Center " (AMC) means any USPS or third Party location that acts as an origin or destination location for tendering mail to or from the aviation supplier outbound or inbound from a market or acts as an origin or destination location for tendering.

"Airworthy" means the conformity of an ULD with the conditions set forth in Attachment III to the Operation Specifications

"All Purpose Container" (APC) is a type of USPS mail transport equipment into which mail is sorted.

 "AMJ or M-1" an air cargo container with a footprint of 96 by 125 inches, an interior cubic capacity of 586 feet and maximum gross weight of 15,000 pounds

"Aviation Supplier" under this agreement is the sole supplier of air transportation and the terminal handler at the hub transfer point.

"Break and Build" means the effort of loading and unloading both air and surface containers for the purpose of transporting mail.

"By-pass" means the By-pass Network Flow. These are the air containers loaded at the origin location for a particular destination. The volume in the ULD will not be individually processed in the aviation supplier's sort operation. USPS sometimes refers to By-pass ULDs as "intacts".

"By-pass ULDs" means a single ULD loaded at the origin location for a particular destination. The volume in the ULD will not be individually processed in the the aviation supplier's sort operation. USPS sometimes refers to By-pass ULDs as "intacts".

"Consolidation Scan" (CONS) is a scan performed by the aviation supplier that associates multiple package tracking numbers to a consolidated unit and can associate multiple consolidated units to a single unit. This is the scan that is performed when individual pieces are consolidated into a ULD.

"Contracting Officer or CO" is the person executing this contract on behalf of the Postal Service who is properly designated Contracting Officer.

"Contracting Officer Representative or COR" is the Postal Service employee designated by the Contracting Officer as an authorized representative to take action relating to the administration of a specified contract or contracts, subject to the limitations and restrictions of the position.

"CTV" means cargo transport vehicle.

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

"Dangerous Goods" or "Hazardous Material" means articles or substances which are capable of posing a significant risk to health, safety or to property when transported by air and which are classified according to Section 3 (Classification) of the International Air Transport Association (IATA) Dangerous Good Regulations, regardless of variations, exceptions, exemptions, or limited quantity allowances.

"Day-turn Operations" means the aviation supplier's operation that operates Tuesday through Sunday.

"Delivery" means the delivery of mail to the destination in accordance with contract requirements. Delivery will be considered complete with the arrival of the final piece of mail sorted and loaded as required.

"Delivery Time" means the latest scheduled time the contractor has to complete the delivery of mail to the designated location.

"Delivery Scan" means a scan performed by the aviation supplier that indicates that mail has been tendered to USPS

"DEMI" an air cargo container with a footprint of 62 by 88 inches, an interior cubic capacity of 201.5 feet.

"Density" method of calculation of utilization of air cargo containers. The calculation is completed by dividing the number of pounds of mail loaded into a container divided by the cubic foot capacity of that can equals the density of the loaded container.

"Density Performance Factor" is the percentage of achievement or failure relative to the density goal. It is calculated by dividing the Density Goal by the Site Density achieved equals the Density Performance Factor.

"Direct Container (Intact)" also referred to as "By-pass Containers".

"Dispatch and Routing Tag" (D&R Tag) means a bar coded USPS label that is attached to Handling Units. The D&R Tag provides an identification number that is unique for thirty days from generation in human and machine-readable format as well as the destination aviation supplier ramp identifier of the Handling Unit in human readable format.

"Drayage" means the physical movement of mail between the aviation supplier and USPS.

"Freight" means all products carried on aircraft that is not mail

"GPMC" is a General Purpose Mail Container mainly used for the transport of mail in facilities and on surface vehicles.

"Handling Unit" is a tray, flat tub, sack or outside.

"LD-3" an air cargo container with a footprint of 60.4 by 61.5 inches, an interior cubic capacity of 157 feet and maximum gross weight of 3,500 pounds.

"Letter Tray" means closed and secured containers with dimensions no greater than 24 inches by 11 1/2 inches by 5 1/4 inches used to carry First Class Mail.

"Local" means the location closest to where an event or circumstance exists.

"Local Plan or Local Agreement" means the individual plans that will be entered into at the Local level between the aviation supplier, USPS and the THS. Local plans or agreements do not change the terms and conditions of the contract.

"Loose Mail or Loose Load Mail" any mail, sacks or parcels, handled outside a container.

"Mail Bags" means USPS bags with maximum dimensions of 30 inches by 15 inches by 15 inches. The closure of the Mail Bag must be such that no straps or strings are hanging loose. The Mail Bag must have a permanently

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

affixed location on the side of the bag which allows the routing label to be affixed in such a manner that it can be scanned by the Aviation supplier's automated sorting equipment.

"Mail Tub" means closed and secured containers with dimensions no greater than 21 inches by 19 inches by 19 inches. used to carry mail

"Mixed Container or ULD" is a unit that contains mail for a number of different destinations and requires sortation.

"MTE" means Mail Transport Equipment

"Outsides" means a mail product not transported in a sack or container.

"Overflow Mail" means mail that can not be accepted for transport by the aviation supplier for its intended flight due to space or weight limitations.

"Package" means any box or envelope that is accepted by USPS for delivery to the consignee.

"Partial ULD" means a air cargo container/ULD that is used to convey loose Handling Units from the AMC to the aviation supplier's ramp. This ULD will be unloaded at the origin ramp.

"Placard" is a tag to be fixed to a container that describes the contents, weight, and destination of the mail.

"Presort" mail directly assigned to final destination not requiring sortation.

 "Ramp Transfer" is the movement of direct or by-pass containers or loose mail from one aircraft to another without going through the THS or the THS facility.

"Ready for Carriage" means adequately packaged, labeled and secured shipments in the condition required by the Operating Specification.

"Scheduled Aircraft Arrival" means the planned block-in time at the aviation supplier's ramp in accordance with the Schedule Period Operations Schedule.

"Schedule Block" means one or more Schedule Periods grouped together by the aviation supplier for purposes of determining flight schedules during such period.

"Schedule Block Implementation Date" means the first day of scheduled flights during any Schedule Block Period.

"Shipment" means all mail moving on an individually processed D&R Tag.

"Shipping Day" means a day on which the aviation supplier performs the service.

Site Daily Rate" is the THS rate of compensation, as per the contract, for one-days work.

"Site Density" is the method of calculation of utilization of all air cargo containers loaded at a site. The calculation is completed by dividing the total actual number of pounds of mail loaded at a given site by the total site cubic foot capacity (all cans available for loading at the site) equals the Site Density.

"Slide Label" is a cardboard insert on tray, tub or sack identifying the origin and destination of the mail.

"Staging of Mail" is the holding of mail in a secure area until it can be transported or returned to the Postal Service

"Surface Only Mail" is mail identified by the Postal Service as mail that can only be transported via surface transportation. Under no circumstances should this mail be dispatched to the aviation supplier.

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

"Splits" or "Separations" means the manner in which the mail is required to be sorted for delivery to either the aviation supplier or USPS.

"Tender Time" is the latest time at which the contractor will receive mail from the Postal Service.

"Terminal Handling" all ground handling of mail between

"THS" means Terminal Handling Supplier.

"THS Facility" means the Terminal Handling Supplier's secure and covered location where mail may be sorted and transferred and equipment stored and staged.

"ULD Handling Units" means AMJs, Demis and LD3s air containers that will fly. These containers are either Intacts or Mixed.

"Unit Load Device" (ULD) means the general name used to refer to the aviation supplier's air containers.

"Universal Routing and Sort Aid" (URSA) means the alphanumeric code on packages to designate its routing.

G.2  Damages

The THS is accountable and answerable in damages for the faithful performance of the obligations the THS has assumed under this contract, whether or not the THS has entrusted its duties or the mail to another. When the THS has (i) missorted units or misdispatched containers, or (ii) has otherwise failed to discharge its obligations under this contract, there shall be forfeited by the THS from compensation due the THS, under this or any other contract between the Postal Service and the THS, the actual damages attributable to the THS's breach. In cases of termination for default, the THS shall be liable, in addition to any actual damages, for excess reprocurement costs.

G.3  Changes  (Clause B-2) (January 1997)  (Tailored)

a. A change is defined as a modification in contract requirements as ordered by the contracting officer as set forth below.

b. The contracting officer may, in writing, without notice to any sureties, order changes within the general scope of this contract in the following:

    (1)  Contract specifications.

    (2) Statement of service requirements (including but not limited to the mix of surface and air transportation bringing mail to the THS facility, tender and delivery times for mail, lift capacity of aircraft that will arrive and depart the THS facility, or additional terminal handling and/or mail sortations).

    (3)  Type, weight, or quantity of mail.

    (4)  Place of delivery of supplies or performance of services.

    (5)  Delivery or performance schedule.

    (6)  Postal Service furnished property or services.

c. Required changes to service requirements which fall within the general scope of this contract may include an expansion and/or reduction of the number of outstations on the network, augmentation or reduction of volume originating or destinating at any outstation, or an increased number of operating days.

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

d. The supplier must comply with all written change orders issued by the contracting officer in accordance with this clause. No postal employee, other than the contracting officer, is authorized to require changes.

e. If any such change affects the costs of the performance or the delivery schedule, the contract will be modified to effect an equitable adjustment.

f. Upon receipt of the contracting officer's change order, the supplier will acknowledge the change order, in writing, notifying the contracting officer as follows:

    (1) The effective date the change will take place, if not prescribed by the contracting officer.

    (2)  The supplier's plan to implement the change.

g. The supplier's claim for equitable adjustment must be asserted to the contracting officer within 30 days of receiving a written change order. If the contracting officer decides that the facts justify such action, a later claim may be acted upon but not after final payment under this contract.

h. If the parties fail to agree on a price for the change, the contracting officer may establish a reasonable price for the change in accordance with the cost principles then applicable to Postal Service contracts generally, subject to appeal by the supplier pursuant to the Claims and Disputes clause.

i. In any event, upon receipt of an order under this clause, the supplier must proceed with contract performance as modified by the order.

G.4  Federal, State and Local Taxes  (Clause 7-6)  (January 1997)  (Tailored)

a.  Definitions.

    (1)  Contract date. The effective date of this contract or modification.

    (2) All Applicable Federal, State, and Local Taxes and Duties. All taxes and duties in effect on the contract date, that the taxing authority is imposing and collecting on the transactions or property covered by this contact.

    (3) After-imposed Federal Tax. Any new or increased federal excise tax or duty, or tax that was exempted or excluded on the contract date but whose exemption is revoked or reduced during the contract period, on the transactions or property covered by this contract that the supplier is required to pay or bear as a result of legislative, judicial, or administrative action taking effect after the contract date. It does not include social security tax or other employment taxes.

    (4) After-relieved Federal Tax. Any amount of federal excise tax or duty, except social security or other employment taxes, that would otherwise have been payable on the transactions or property covered by this contract, but which the supplier is not required to pay or bear, or for which the supplier obtains a refund or drawback, as the result of legislative, judicial, or administrative action taking effect after the contract date.

    (5) Local Taxes. Includes taxes imposed by a possession of the United States or by Puerto Rico.

a. The contract price includes all applicable federal, state, and local taxes and duties.

b. The contract price will be increased by the amount of any after-imposed federal tax, provided the supplier warrants in writing that no amount for a newly imposed federal excise tax or duty or rate increase was included in the contract price as contingency reserve or otherwise.

c. The contract price will be decreased by the amount of any after-relieved federal tax.

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

d. The contract price will be decreased by the amount of any federal excise tax or duty, except social security or other employment taxes, that the supplier is required to pay or bear, or does not obtain a refund of, through the supplier's fault, negligence, or failure to follow instructions of the contracting officer.

e.  Deleted.

f. The supplier must promptly notify the contracting officer of all matters relating to any federal excise tax or duty that reasonably may be expected to result in either an increase or decrease in the contract price and must take appropriate action as the contracting officer directs.

g. The Postal Service will, without liability, furnish evidence appropriate to establish exemption from any federal, state, or local tax when the supplier requests such evidence and a reasonable basis exists to sustain the exemption.

G.5  Suspension of Contract

If the THS's failure to provide service is the result of an excusable delay, as defined in the clause of that name, the contracting officer may suspend the contract, in whole or in part, for such reasonable time as it takes for service to be restored. Avoidable costs include all costs, which are avoided, as well as all costs that reasonably should have been avoided.

G.6  Option for Extra Service

The Postal Service may require the THS to perform an additional day(s) of service. Unless otherwise specifically provided in this contract, the THS, if ordered, shall perform such additional service:

a.  at the predescribed daily terminal handling rate, and

b.  during the operating times identified by the Postal Service

The contracting officer may exercise the option provided for in this clause at any time by giving a five day written notice to the THS, by facsimile, or through the US Mail or within a shorter period upon mutual agreement.

G.7  Responsibility for Postal Property

The THS assumes the risk of, and shall be responsible for, any loss or destruction of, or damage to any (i) Postal-furnished property listed in Section I, or (ii) other Postal property delivered to the supplier during performance of this contract. However, the THS is not responsible for reasonable wear and tear to such property. The THS will promptly take all measures necessary to remedy any loss, destruction, or damage to Postal-furnished and other Postal property that exceeds reasonable wear and tear.

G.8  Indemnification and Insurance

a. The supplier shall indemnify the Postal Service and hold it harmless against claims for injury to persons (including employees of the supplier) or damage to property (including property of the supplier) arising from its performance of this contract.

b. The supplier shall, at its own expense, procure, maintain, and keep in force or cause to be procured, maintained, and kept in force, at all times, during the term of this contract personal liability/property damage liability insurance in accordance with 14 CFR 205.5, and any other applicable law or regulation.

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    1.   Prior to commencing performance, the supplier shall provide to the
         Postal Service: (1) certificates or (2) other evidence of insurance acceptable to the Postal Service that demonstrate that all required coverages are in force.

    2. The supplier will cover third party liability arising from its performance of this contract, which is in excess of, or not covered by, the liability insurance required above. The Postal Service shall be named as an additional insured. The cost of this and any additional coverage is included in the Contract price.

G.9  FAA and Local Airport Authority Requirements

The THS must comply with all lawful requirements of FAA and local airport authorities. This includes, but is not limited to, weight and balance compliance, ramp access restrictions, and other matters within the jurisdiction of such authorities

G.10 Other Contracts

The THS has agreed to operate a terminal handling for the air operations defined under this contract. The THS must cooperate fully with the aviation supplier and carefully fit the mail transported by them into the THS's ground handling operation. The THS must not commit or permit any act that will interfere with the performance of work by any other supplier or by Postal Service employees.

G.11 Responsibility for Postal Containers

The THS assumes the risk of, and shall be responsible for, any loss or destruction of, or damage to postal containers while they are in the custody and control of the THS. However, the THS is not responsible for reasonable wear and tear to such containers. The THS will take all measures necessary to remedy any loss, destruction or damage to Postal containers that exceeds reasonable wear and tear.


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                         Part 2. Clauses and Attachments

Section H.  General Clauses

The following general clauses are incorporated by reference. These clauses are contained in the United States Postal Service Purchasing Manual, which is available on the Postal Service webpage at http://www.usps.gov/business/pub41 or by calling National Mail Transportation Purchasing at 202-268-4393.H.2

H.1    Assignment of Claims  (Clause B-8)  (January 1997)
H.2    Claims and Disputes  (Clause B-9)  (January 1997)
H.3    Pricing of Adjustments  (Clause B-10)  (January 1997)
H.4    Termination for Convenience  (Clause B-11)  (January 1997)
H.5    Termination for Default (Clause B-12) (January 1997)
H.6    Examination of Records  (Clause B-14)  (January 1997)
H.7    Notice of Delay  (Clause B-15)  (January 1997)
H.8    Suspensions and Delays (Clause B-16) (January 1997)
H.9    Change-Order Accounting  (Clause B-21)  (January 1997)
H.10   Advertising of Contract Awards  (Clause B-25)  (January 1997)
H.11   Order of Precedence  (Clause B-29)  (January 1997)
H.12   Permits and  Responsibilities  (Services) (Clause B-30) (January 1997)
H.13   Accountability of the Supplier  (Non-Highway)  (Clause B-75) (January
       1997)
H.14   Excusable Delays (Mail  Transportation  Non-Highway)  (January 1997)
       Clause B-76
H.15   Protection of the Mail (Clause B-77) (January  1997)
H.16   Renewal  (Clause B-78) (January 1997)
H.17   Laws and Regulations Applicable (Clause B-80) (January 1997)
H.18   Information or Access by Third Parties  (Clause B-81) (January 1997)
H.19   Gratuities  or Gifts  (Clause 1-5)  (January  1997)
H.20   Contingent  Fees (Clause 1-6) (January 1997)
H.21   Option to Extend  (Services  Contract)  (Clause 2-19)  (January  1997)
H.22 Participation of Small, Minority and Woman-Owned Business (Clause 3-1) (January 1997)
H.23   Participation of Small,  Minority, and Woman-owned  Businesses
       (Clause 3-2) (February 1999)
H.24 Price Reduction for Defective Cost or Pricing Data (Clause 5-1) (January 1997)
H.25   Subcontractor  Cost or Pricing Data (Clause 5-2) (January 1997)
H.26   Bankruptcy (Clause 6-1) (January  1997)
H.27   Convict Labor (Clause 9-1) (January 1997)
H.28   Equal Opportunity  (Clause 9-7) (January 1997)
H.29 Equal Opportunity Preaward Compliance of Subcontracts (Clause 9-9) (January 1997)
H.30   Service Contract Act (Clause 9-10) (January 1997)
H.31 Fair Labor Standards Act And Service Contract Act--Price Adjustment (Clause 9-12) (January 1997)
H.32   Affirmative Action for Handicapped  Workers  (Clause 9-13) (January 1997)
H.33 Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era (Clause 9-14) (January 1997)

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Section I.  List of Attachments

                        Attachment A: Delivery Locations

                   Attachment B: Ground Handler Specifications

                Attachment C: Surface Arrival/Departure Schedule

     Attachment D: Delivery Locations & Container Allocations - Originating

     Attachment E: Delivery Locations & Container Allocations - Destinating

                     Attachment F: Cargo Container Checklist

                      Attachment G: Facility Specifications

                   Attachment H: Contract Pricing Instructions

                           Attachment I: PS Form 8203

              Attachment J: Offer Sheet - Terminal Handling Service

                   Attachment K: THS Location & Equipment List

                     Attachment L: SCA Wage Determination(s)

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

                        Part 3. Solicitation Provisions

Section J.  Instructions to Offerors

J.1    Type of Contract (Provision 2-6) (January 1997) (Tailored)

The Postal Service plans to award a fixed-price type of contract under this solicitation, and all proposals must be submitted on this basis. Alternate based on other contract types will not be considered.

J.2    General Proposal and Evaluation Information

a. Number of proposals. Offerors may submit one or more proposals and may offer on one or more packages as outlined in this solicitation. However, to be eligible, the offeror must submit a proposal that encompasses all sites and requirements of that given package. Proposals for less than the Postal Service's requirements will not be considered.

b. Discussions. The Postal Service reserves the right to hold discussions with the most qualified suppliers in order to reach the best business arrangement for the Postal Service and the supplier. Discussions need not be held with individual suppliers when, after evaluation and comparison of their proposals, it becomes apparent that their proposals do not offer the best value to the Postal Service and could not be improved without extensive and substantial revision.

In the event discussions are held, these discussions may (1) allow for the clarification of matters contained in a proposal which raise questions regarding acceptability or evaluation score; (2) address suspected mistakes or questionable assumptions; and (3) obtain the best value to the Postal Service and establish final contract terms and conditions.

c. Basis of Award. The basis of award is stated in the provision entitled, Contract Award, of this solicitation. The factors which will be considered in the award are stated in Section M. Proposals containing equipment and/or resources that can be identified as being superior in quality, reliability, or performance that will result in a benefit to the Postal Service will be evaluated as more preferable. Examples include age of equipment, maintenance history of equipment, and experience of key personnel.

d. Unbalanced Proposals. Any proposal that is materially unbalanced as to price may be disregarded as unacceptable. An unbalanced proposal is one, which is based on prices that are significantly less than the cost for some work and significantly more than the cost for other work.

J.3    Proposal Instructions

a. General.

   Suppliers are encouraged to submit their best offers as stated in the solicitation specifications. Proposals must be submitted in two separate parts and kept separate: 1) Supplier Capability and 2) Cost/Pricing.

b. Copies

   Offerors must submit one original and four (4) copies of their proposal.

c. Authorizations and Revisions

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

   The proposal must be signed by an authorized company official. The company name shall be printed or typed on the cover and/or face sheet of the proposal and on the cover and/or face sheet on any other pertinent material submitted. Erasures or other changes must be initialed by the person signing the proposal. Any proposal received that fails to comply with these instructions may not be considered further.

   All revisions to an offeror's proposal shall be submitted in the form of replacement pages and must be specifically cross-referenced as to the pages replaced or supplemented.

d. Clarity

   Complete responses are necessary to enable the Postal Service to evaluate the offeror's understanding and capability to accomplish the stated requirements. Clarity and completeness are essential, as well as conciseness and brevity. Proposals should not exceed 100 pages.

J.4    Information That Must be Provided

   The offeror must provide a completed Offer Sheet - Terminal Handling Service and THS Location & Equipment List (Attachments J & K) for each service site in proposed Package.

   a.  Ground Handling Operations:

       Provide a narrative on how you intend to operate the ground handling operation, including but not limited to:

          . Location of work to be performed including physical description, location, and distance from aviation supplier and USPS.
          . Building (if required) physical description, location, and distance from aviation supplier and USPS.
          . Equipment. List each type, amount, make, model, year, condition, maintenance and repair.
          .  Build and break containers (methodology and manpower)
          .  Loading/unloading and dispatching of surface vehicles
          . Drayage, staging and transferring of mail between THS, aviation supplier and USPS
          .  Handling and coordination of air cargo containers and Postal MTE.
          . Interface and communications between THS, aviation supplier and USPS
          .  Maintenance of schedules
          .  Ability to maintain service levels outlined in the attachments
          .  Ability to attain performance standards as outlined
          .  Ability to meet and exceed Density Factors on a continual basis.
          .  Handling of HAZMAT, live animals, and non-transferable pieces
          .  Establish and maintain cohesive ramp and sort operations
          .  Hire, train, and maintain viable workforce
          . Handle, transfer, and inventory Mail Transport Equipment and air cargo containers
          .  Protection and security of the mail.
          .  Peak Season Capabilities

   b.  Backup/Contingency Plan

       Describe in detail your contingency plan and back-up equipment that will be used to cover the required service in the event of mechanical failure or other occurrences that would endanger on-time performance. Provide a detailed contingency plan, including but not limited to:

          .  Late arriving  aircraft
          .  Late arriving  trucks
          .  Early arriving aircraft
          .  Early arriving trucks

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

          .  Mail  arriving  out of normal  sequence
          .  One late truck
          .  Trucks not on-site for dispatch
          .  Inclement weather (snow, thunderstorms, etc.) - operating.
          . Inclement weather (snow, thunderstorms, etc.) - protection of the mail
          .  Labor actions
          .  An inability to complete all loading in time to meet tender
          .  Overflow mail
          . Having less MTE (air cargo containers or surface containers) than required
          .  Having damaged and/or non-air worthy air containers
          .  Having damaged surface containers
          .  Handling or damaged or non-labeled mail
          .  Matrix and schedule changes
          .  Loose load mail
          .  HAZMAT - acceptable and non-acceptable pieces
          .  Handling and staging of live animals
          .  Assisting aviation contractor
          .  Running out of supplies such as placards, bypass tape, etc.
          .  Power losses
          .  Natural Disasters
          .  Equipment breakdowns

   c.  Communications

          Describe in detail your plan to establish and maintain communications systems including:

          . All interfaces to Postal, aviation supplier, and any other pertinent systems
          . Supplying reports and an information exchange as outlined in B.15 A and B.
          . Avoiding and rectifying mis-communication between THS, aviation supplier and USPS

   d.  Supplier Capability: The following must be provided:

          . Have, or have the ability to obtain, resources (financial statements, credit information, etc.) adequately to perform the work.
          . Be able to meet the required schedule(s), considering all existing commitments, including awards pending.
          . Have the necessary organization, experience, accounting and operational controls, technical skills, and production and property controls. Include detailed information on company organization and key personnel who will be working on this contract.
          . Have, or have the ability to obtain, the necessary equipment and facilities. Include complete plan on equipment will be acquired and maintained.
          . Be otherwise qualified and eligible to receive an award under applicable laws and regulations.

   e.  Past Performance: The following must be provided:

          . Quality (a record of conformance to contract requirements and standards of good workmanship) including ability to establish and maintain performance levels at a minimum 98% level.
          . Timeliness of performance (adherence to contract schedules, including the administrative aspects of performance) including experience in achieving 98% levels in previous contracts.
          . Business relations (a history of being reasonable and cooperative with customers; commitment to customer satisfaction; integrity and ethics).
          .  Cost control (a record of forecasting and containing costs).

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

          . A listing of contracts (Postal and/or non-Postal) of similar size, scope and nature as in this Request for Proposals. The list must include contract number, origin and destination, contracting officer (or equivalent) and on-time performance information.
          . Provide a list of any defaults and explanation. The list should be limited to the last 3 years.

   f.  Security Design Plan

          . For each location the offeror must provide a Security Design Plan in accordance with Section B.10 of this solicitation.
          . If a non-Postal facility is involved, offeror must provide an Alternate Security Design Plan in accordance with Section B.10.h.

   g.  Cost/Price Proposal

          Supplier must submit completed PS Form 7405, Cost Proposal Sheet for Ground Handling, and forms in Attachment H, Contract Pricing Instructions. The price on PS Form 7405 must be shown as per annum rate. Terminal Handling shall include the total cost and pricing for ground handling services at the designated THS building. Contract pricing must include, but is not limited to, the following:

          .  Labor categories and number of employees in each category
          . Daily number of hours for all employees in each category (exclude professional)
          . Annual number of hours for all employees in each category (exclude professional)
          . Annual base rate for professional employees and employees covered under SCA Wage Determination
          . Extended annual cost for professional employees and employees covered under SCA Wage Determination
          .  Hourly overtime rate for each labor category
          .  Annual cost for each type of ground handling equipment
          .  Optional Peak Season container rate
          .  A separate cost proposal for each Security Design Plan

          NOTE: Supplier must complete and return the Representations and Certifications in Section L.

J.5    Preaward Survey

     1. A Preaward Survey may be conducted on those offerors who are eligible for award based upon the evaluation of their proposal.

     2. The Preaward Survey may be conducted by a Postal Purchase Team to determine a supplier's capability and verify information. The survey will include (but not limited to): 1) examination of financial statements and records; and 2) on-site inspection of facilities and ground handling equipment. This inspection will be limited to a sampling of facilities, and equipment to be used in the performance of this contract.

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                                       37

Section K.  Solicitation Notices and Provisions

K.1    Preparation of Proposals (Provision A-1) (January 1997)

a. Offerors are expected to examine the drawings, specifications, and all provisions and instructions. Failure to do so will be at the offeror's risk.

b. Each offeror must furnish the information required by the solicitation. The offeror must sign the proposal and print or type its name on the proposal and each continuation sheet on which it makes an entry. Erasures or other changes must be initialed by the person signing the proposal.

c.   For each item included in the proposal, the offeror must:

     (1) Show the unit price/cost, including, unless otherwise specified, packaging, packing, and preservation; and
     (2)  Enter the extended price/cost for the total quantity of the item.

d. In case of discrepancy between a unit price/cost and an extended price/cost, the unit price/cost will be presumed to be correct, subject, however, to correction to the same extent and in the same manner as any other mistake.

e. Proposals for supplies or services other than those specified will not be considered unless authorized by the solicitation.

f. Offerors must state a definite time for delivery of supplies or for performance of services, unless otherwise specified in the solicitation.

g. Time, if stated as a number of days, will include Saturdays, Sundays, and federal holidays.

h. If the proposal exceeds $100,000, the offeror must either include a copy of its current financial statements (most recent balance sheet and profit and loss statement, updated) or, alternatively, be prepared to submit such data immediately upon request. Submitted data must be certified by a company officer as to accuracy and veracity.

K.2    Submission of Proposals (Provision A-2) (January 1997)

a. Proposals and proposal modifications must be submitted in sealed envelopes or packages:

       (1)  Addressed to the office specified in the solicitation; and

       (2) Showing the time specified in the solicitation for receipt, the solicitation number, and the name and address of the offeror.

b. Electronic or facsimile transmission of proposals will not be considered unless authorized by this solicitation.

K.3    Modification or Withdrawal of Proposals  (Provision A-3)  (January 1997)

a. Proposals may be modified by written notice, electronic or facsimile transmission if received at the office specified in the solicitation before the time specified for receipt of proposals.

b. Proposals may be withdrawn by written notice, electronic or facsimile transmission if received at the office specified in the solicitation any time before award. Proposals may be withdrawn in person by an offeror or an

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

     authorized representative, if the representative's identity is made known and the representative signs a receipt for the proposal before award.

K.4    Late Submissions and Modifications of Proposals  (Provision A-4)
(January 1997)

a. Any proposal or modification of a proposal received at the office designated in the solicitation after the exact time specified for receipt will not be considered unless it is received before award is made and:

       (1)  It is the only proposal received; or

       (2) Consideration of the proposal is determined by the contracting officer to be in the Postal Service's interest.

K.5    Acknowledgment of Solicitation Amendments  (Provision A-5) (January 1997)

a.   Offerors must acknowledge receipt of any amendment to this solicitation:

       (1)  By signing and returning the amendment;
       (2) By identifying the amendment number and date in the space provided for this purpose on the solicitation form; or
       (3)  By letter or telegram.

b. Acknowledgments of amendments are subject to the Late Submissions and Modifications of Proposals provision of the solicitation. Proposals lacking acknowledgment of an amendment affecting price, quantity, quality, or delivery may be disregarded.

K.6    Explanation to Prospective Offerors  (Provision A-6) (January 1997)

Any prospective offeror desiring an explanation or interpretation of the solicitation, drawings, or specifications must request it in writing soon enough to allow a reply to reach all prospective offerors before the submission of their proposals. Oral explanations or instructions will not be binding. Any information given to a prospective offeror concerning a solicitation will be furnished promptly to all other prospective offerors as an amendment of the solicitation, if that information is necessary in submitting offers or the lack of it would be prejudicial to any other prospective offeror.

K.7 Restriction on Disclosure and Use of Data (Provision A-7) (January 1997) (Tailored)

Offerors that include in their proposal data they do not want used or disclosed by the Postal Service for any purpose other than proposal evaluation may take the following steps:

a.   Mark the title page with the following legend:

     "This proposal includes data that may not be duplicated, used, or disclosed outside the Postal Service - in whole or in part - for any purpose other than to evaluate this proposal. If, however, a contract is awarded to this offeror as a result of - or in connection with - the submission of such data, the Postal Service will have the right to duplicate, use, or disclose the data to the extent provided in the resulting contract. This restriction does not limit the Postal Service's right to use information contained in the data if it is obtained from another source without restriction. The data subject to this restriction are contained in sheets (offeror insert numbers or other identification of sheets)."

b.   Mark each sheet of data they wish to restrict with the following legend:

     "Use or disclosure of data contained on this sheet is subject to the restriction on the title page of this proposal."

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

K.8    Contract Award  (Provision A-8)  (January 1997)  (Tailored)

a. The Postal Service will award a contract resulting from this solicitation to the responsible offeror whose proposal conforming to the solicitation offers the best value to the Postal Service, considering price, price-related factors and other evaluation factors specified elsewhere in this solicitation.

b. The Postal Service may reject any or all proposals and may waive informalities and minor irregularities in proposals received.

c.   Deleted.

d. A written award or acceptance of proposal mailed or otherwise furnished to the successful offeror within the time for acceptance specified in the proposal will result in a binding contract without further action by either party. Before the proposal's specified expiration time, the Postal Service may accept a proposal, whether or not there are discussions or negotiations after its receipt, unless a written notice of withdrawal is received before award. Discussions or negotiations conducted after receipt of a proposal do not constitute a rejection or counteroffer by the Postal Service.

e. Neither financial data submitted with a proposal, nor representations concerning facilities or financing, will form a part of the resulting contract. However, if the resulting contract contains a clause providing for price reduction for defective cost or pricing data, the contract price will be subject to reduction if cost or pricing data furnished are incomplete, inaccurate, or not current.

K.9    Award Without Discussions  (Provision A-9)  (January 1997)

The Postal Service may award a contract on the basis of initial proposals received, without discussions. Therefore, each initial proposal should contain the offeror's best terms from a cost or price and technical standpoint.

K.10 Postal-Furnished Property or Services (Provision A-12) (January 1997) (Tailored)

No property or services will be furnished by the Postal Service unless specifically provided for in the solicitation.

K.11   Labor Information (Provision A-13) (January 1997)

General information regarding the requirements of the Walsh-Healey Public Contracts Act (41 U.S.C. 35-45), the Contract Work Hours and Safety Standards Act (40 U.S.C. 327-333), and the Service Contract Act of 1965 (41 U.S.C. 351 et seq.) may be obtained from the

                              DEPARTMENT OF LABOR
                           200 CONSTITUTION AVENUE NW
                            WASHINGTON DC 20210-0999

or from any regional office of that agency.

K.12   Failure to Submit Proposal (Provision A-14) (January 1997)

Recipients of this solicitation not responding with a proposal should not return this solicitation, unless it specifies otherwise. Instead, they should advise the issuing office by letter or postcard whether they want to receive future solicitations for similar requirements. If a recipient does not submit a proposal and does not notify the issuing office that future solicitations are desired, the recipient's name may be removed from the applicable mailing list. Failure to submit a proposal in response to five consecutive solicitations for the same or similar requirements will result in

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

removal from the mailing list, notwithstanding any written request for receipt of future solicitations; a new solicitation mailing list application must be filed to obtain reinstatement.

K.13   Protests (Provision A-15) (January 1997)

Protests will be considered only if submitted in accordance with the time limits and procedures provided in Chapter 3 of the USPS Purchasing Manual. A copy of the protest procedures may be obtained from the office issuing the solicitation.

K.14 Notice of Small, Minority, and Woman-owned Business Subcontracting Requirements (February 1999) (Provision 3-1)

All suppliers, except small businesses, or unless this purchase is being made under commercial purchasing procedures, must submit with their proposals the contract-specific subcontracting plan required by Clause 3-1, Small Minority, and Woman-owned Business Subcontracting Requirements. Generally, this plan must be agreed to by both the supplier and the Postal Service before award of the contract.

K.15   PreAward Equal Opportunity Compliance Review  (Provision 9-4)
(January 1997)

If the contract award will be $1,000,000 or more, the prospective supplier and its known first-tier subcontractors with subcontracts of $1,000,000 or more will be subject to a preaward compliance review. In order to qualify for award, the prospective supplier and first-tier subcontractors must be found in compliance pursuant to 41 CFR 60-1.20.

K.16   Financial Considerations

The financial information requested with the cost/price proposal may be evaluated to determine whether the offeror has the resources necessary to support its technical management proposals. The offeror must demonstrate that it will have the financial wherewithal required to maintain its fleet, obtain equipment, and meet all other obligations necessary to fulfill the requirements of this solicitation.

K.17   Use of Other Sources of Information

Offerors are advised that the contracting officer will use not only the data furnished in the proposal but also other relevant information obtained from pre-award surveys and field technical reports in the responsibility determination.

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                                       41

Section L.  Representations and Certifications

L.1    Type of Business Organization  (Provision A-20)  (January 1997)

The offeror, by checking the applicable blocks, represents that it:

a.   Operates as:
       a corporation incorporated under the laws of the state of _____________;
       an individual;                          a partnership;
       a joint venture;                        a limited liability company;
       a nonprofit organization, or            an educational institution; and

b.   Is (check all that apply):

          a small business concern;
          a minority-owned business
               Black American
               Hispanic American
               Asian American
          a woman-owned business,
          an educational or other nonprofit organization none of the above entities.

c. Small Business. A small business concern for the purposes of Postal Service purchasing means a business, including an affiliate, that is independently owned and operated, is not dominant in producing or performing the supplies or services being purchased, and has no more than 500 employees, unless a different size standard has been established by the Small Business Administration (see 13 CFR 121, particularly for different size standards for airline, railroad, and construction companies). For subcontracts of $50,000 or less, a subcontractor having no more than 500 employees qualifies as a small business without regard to other factors.

d. Minority Business. A minority business is a concern that is at least 51 percent owned by, and whose management and daily business operations are controlled by, one or more members of a socially and economically disadvantaged minority group, namely U.S. citizens who are Black Americans, Hispanic Americans, Native Americans, or Asian-Americans. (Native Americans are American Indians, Eskimos, Aleuts, and Native Hawaiians. Asian Americans are U.S. citizens whose origins are Japanese, Chinese, Filipino, Vietnamese, Korean, Samoan, Laotian, Kampuchea (Cambodian), Taiwanese, in the U.S. Trust Territories of the Pacific Islands or in the Indian subcontinent.)

e. Woman-owned Business. A woman-owned business is a concern at least 51 percent of which is owned by a woman (or women) who is a U.S. citizen, controls the firm by exercising the power to make policy decisions, and operates the business by being actively involved in day-to-day management.

f. Educational or Other Nonprofit Organization. Any corporation, foundation, trust, or other institution operated for scientific or educational purposes, not organized for profit, no part of the net earnings of which inures to the profits of any private shareholder or individual.

L.2 Parent Company And Taxpayer Identification Number (Provision A-21) (January 1997)

a. A parent company is one that owns or controls the basic business polices of an offeror. To own means to own more than 50 percent of the voting rights in the offeror. To control means to be able to formulate, determine, or veto basic business policy decisions of the offeror. A parent company need not own the offeror to control it; it may exercise control through the use of dominant minority voting rights, proxy voting, contractual arrangements, or otherwise.
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

b. Enter the offeror's Taxpayer Identification Number (TIN) in the space provided. The TIN is the offeror's Social Security number or other Employee Identification Number used on the offeror's Quarterly Federal Tax Return, U.S. Treasury Form 941.

     Offeror's TIN: __________________

c.   Check this block if the offeror is owned or controlled by a parent company:

d. If the block above is checked, provide the following information about the parent company:
      Parent Company's Name: _______________
      Parent Company's Main Office Address: _______________
      No. and Street: _______________
      City ____________________ State ____ Zip Code _______-_____
      Parent Company's TIN __________________

e. If the offeror is a member of an affiliated group that files its federal income tax return on a consolidated basis (whether or not the offeror is owned or controlled by a parent company, as provided above) provide the name and TIN of the common parent of the affiliated group:

      Name of Common Parent _______________
      Common Parent's TIN _______________

L.3    Authorized Negotiators (Provision A-22) (January 1997) (Tailored)

The offeror must list the names, titles, and telephone numbers of the authorized negotiators. The offeror represents that the persons so noted are authorized to negotiate on its behalf with the Postal Service in connection with this solicitation.

L.4    Place of Performance (Provision A-23) (January 1997)

If the offeror intends, in the performance of any contract resulting from this solicitation, to use one or more facilities located at addresses different from the offeror's address as indicated in its proposal, the offeror must include in its proposal a statement referencing this provision and identifying those facilities by street address, city, county, state, and Zip Code, and the name and address of the operators of those facilities if other than the offeror.

L.5    Certificate of Independent Price Determination (Provision 1-1) (January
       1997)

a. By submitting this proposal, the offeror certifies, and in the case of a joint proposal each party to it certifies as to its own organization, that in connection with this solicitation:

     (1) The prices proposed have been arrived at independently, without consultation, communication, or agreement, for the purpose of restricting competition, as to any matter relating to the prices with any other offeror or with any competitor;

     (2) Unless otherwise required by law, the prices proposed have not been and will not be knowingly disclosed by the offeror before award of a contract, directly or indirectly to any other offeror or to any competitor; and

     (3) No attempt has been made or will be made by the offeror to induce any other person or firm to submit or not submit a proposal for the purpose of restricting competition.

b.   Each person signing this proposal certifies that:

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     (1)  He or she is the person in the offeror's organization responsible for the decision as to the prices being offered herein and that he or she has not participated, and will not participate, in any action contrary to paragraph a above; or

     (2) He or she is not the person in the offeror's organization responsible for the decision as to the prices being offered but that he or she has been authorized in writing to act as agent for the persons responsible in certifying that they have not participated, and will not participate, in any action contrary to paragraph a above, and as their agent does hereby so certify; and he or she has not participated, and will not participate, in any action contrary to paragraph a above.

c. Modification or deletion of any provision in this certificate may result in the disregarding of the proposal as unacceptable. Any modification or deletion should be accompanied by a signed statement explaining the reasons and describing in detail any disclosure or communication.

L.6    Certificate of Non-segregated Facilities (Provision 9-2) (January 1997)

a. By submitting this proposal, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in this contract.

b. As used in this certification, segregated facilities means any waiting rooms, work areas, rest rooms or wash rooms, restaurants or other eating areas, time clocks, locker rooms or other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment area, transportation, or housing facilities provided for employees that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise.

c. The offeror further agrees that (unless it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors before awarding subcontracts exceeding $10,000 that are not exempt from the provisions of the Equal Opportunity clause; that it will retain these certifications in its files; and that it will forward the following notice to these proposed subcontractors (except when they have submitted identical certifications for specific time periods):

     NOTICE: A certification of nonsegregated facilities must be submitted before the award of a subcontract exceeding $10,000 that is not exempt from the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (quarterly, semiannually, or annually).

L.8    Equal Opportunity Affirmative Action Program (Provision 9-3) (January
       1997)

The offeror, by checking the applicable block or blocks, represents that it (1) ____ has developed and has on file, __ has not developed and does not have on file, at each establishment, affirmative action programs as required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2) and __ has, __ has not filed the required reports with the Joint Reporting Committee, or (2) __ has not previously had contracts subject to the written affirmative action program requirement of the rules and regulations of the Secretary of Labor.



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Section M. Evaluation and Award Factors

M.1    Evaluation of Proposals

a. The Postal Service will award seven (7) fixed price, definite delivery, definite quantity contracts resulting from this solicitation to the capable offeror whose offer conforming to the solicitation will be most advantageous to the Postal Service, price and other factors considered. Each of the seven packages will be evaluated separately. In evaluating the technical criteria, the Postal Service will consider the information requested in Section J.4. Contract award determination will be based upon price and the technical criteria. The technical criteria must be provided for each site. The technical criteria is listed below in order of importance:

          Proposal Specific:

             .  Ground Handling Operations

             .  Backup/Contingency Plan

             .  Communications

             .  Security Design Plan(s) and Alternate Security Design Plan(s)

          Supplier Specific:

             .  Supplier Capability

             .  Past Performance

          Cost/Price Factors

             .  Proposed rates

          Proposal  specific  and  supplier  specific  performance   evaluation
          factors will be considered as important as cost/price factors.

b. A written notice of award or acceptance of an offer, mailed or otherwise furnished to the successful offeror within the time for acceptance specified in the offer, shall result in a binding contract without further action by either party. Before the offer's specified expiration time, the Postal Service may accept an offer (or part of an offer), whether or not there are negotiations after its receipt, unless a written notice of withdrawal is received before award.

c. Award will be made to the offeror who proposes the best combination of price and technical/management factors. Award will not necessarily be made to the offeror who provides the highest-rated technical/management proposal or to the offeror who offers the lowest price. The award decision will be made based on a trade-off between these factors. The cost/price proposal will be most important in selecting between or among closely ranked technical/management proposal.

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